Exhibit 99.1

[Graphic omitted]
NASDAQ: WASH

Contact:  Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone:  (401) 348-1309
E-mail:  ebeckel@washtrust.com
Date:  July 21, 2008
FOR IMMEDIATE RELEASE

Washington Trust Announces Increased Second Quarter 2008 Earnings

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Select; symbol: WASH), parent company of The Washington Trust Company, today announced second quarter 2008 net income of $6.1 million, or 45 cents per diluted share; a 12.5 percent increase over the 40 cents per diluted share reported for the second quarter a year ago.  The returns on average equity and average assets for the second quarter of 2008 were 12.88% and 0.92%, respectively, compared to 12.57% and 0.92%, respectively, for the same period in 2007.

Second Quarter 2008 Overview:
●	Net interest income increased by $1.3 million from the second quarter last year primarily due to higher earning-asset levels and lower deposit costs.
●	The loan loss provision charged to earnings was $1.4 million, due largely to growth in the loan portfolio as well as an ongoing evaluation of credit quality and general economic conditions.
●
Wealth Management revenues for the second quarter of 2008 were up by 2 percent from the same quarter a year ago.  Wealth management assets under administration amounted to $3.9 billion at June 30, 2008, up $45 million in the second quarter and up $56 million from the June 30, 2007 balance.

●	Net losses on securities for the second quarter of 2008 totaled $53 thousand as compared to net losses of $700 thousand in the same quarter last year.
●	Noninterest expenses for the second quarter of 2008 were up by 2 percent compared to the same quarter last year.
●
Commercial loan growth continued to be strong with an increase of $68.7 million in the quarter, representing the seventh consecutive quarter of growth.  Commercial loans have increased $172.0 million, or 28 percent, from the balance at June 30, 2007.

●
Nonperforming assets remain at manageable levels with a modest increase from $5.7 million, or 0.22% of total assets, at March 31, 2008 to $6.2 million, or 0.23% of total assets, at June 30, 2008.  Net charge-offs were $161 thousand in the second quarter of 2008.

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Washington Trust
Page Two, July 21, 2008

Commenting on the quarter, John C. Warren, Chairman and Chief Executive Officer, said, "Washington Trust’s second quarter results were particularly noteworthy considering the deterioration of economic conditions and declines in the financial markets.  In the face of these strong headwinds we have achieved solid earnings through active management and believe our disciplined credit culture is serving us well.”

Net income for the six months ended June 30, 2008 amounted to $11.9 million, or 88 cents per diluted share, compared to the $11.5 million, or 84 cents per diluted share, for the same period in 2007.  Results for the first half of 2007 included $1.1 million in debt prepayment charges, recorded in noninterest expense in the first quarter of 2007 as a result of prepayments of higher cost Federal Home Loan Bank of Boston (“FHLBB”) advances.  There have been no debt prepayment penalty charges recognized in 2008.  The returns on average equity and average assets for the first six months of 2008 were 12.55% and 0.91%, respectively, compared to 13.12% and 0.96%, respectively, for the same period in 2007.

RESULTS OF OPERATIONS
Net interest income for the second quarter of 2008 increased $1.1 million, or 7.5 percent, compared to the first quarter of 2008 and $1.3 million, or 8.6 percent, from the second quarter a year ago, due primarily to higher earning-asset levels and lower deposit costs.  On a year to date basis, net interest income is up $1.5 million, or 5.0 percent, from 2007, due to growth in interest-earning assets.

The net interest margin (annualized tax-equivalent net interest income as a percentage of average earning assets) for the second quarter of 2008 was 2.71%, up 12 basis points from the first quarter of 2008 and down 5 basis points from the second quarter of 2007.  The increase in the margin on a linked quarter basis was largely attributable to lower deposit and funding costs.  For the six months ended June 30, 2008 the net interest margin was 2.65% compared to 2.79% for the same period in 2007.  The decline in net interest margin on a year to date basis reflects decreases in yields on prime-related commercial and consumer loans resulting from actions taken by the Federal Reserve to reduce short-term interest rates, with less commensurate reduction in deposit rates paid during the same period.

For the quarters ended June 30, 2008 and 2007 net losses on securities amounted to $53 thousand and $700 thousand, respectively.  Included in the second quarter 2008 net losses of $53 thousand were impairment charges of $1.1 million recognized on three preferred stock holdings and realized gains of $1.1 million on sales of equity securities.  Net losses on securities for the second quarter of 2007 included

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Washington Trust
Page Three, July 21, 2008

approximately $1.3 million of net losses on sales of certain U.S. Government sponsored agency and mortgage-backed securities, $195 thousand of gains from certain debt and equity securities that were called prior to their maturity by the issuers, and $397 thousand of gains resulting from the Corporation’s annual contribution of appreciated equity securities to the Corporation’s charitable foundation.  For the first six months of 2008, net losses on securities amounted to $98 thousand as compared to net gains of $336 thousand for the same period in 2007.

Excluding net gains and losses on securities, noninterest income amounted to $12.2 million for the second quarter of 2008, up $389 thousand, or 3 percent, from the same period a year ago.  Wealth management revenues for the second quarter of 2008 were up $157 thousand, or 2 percent, from the second quarter of 2007.  For the first half of 2008, noninterest income on this basis totaled $23.3 million, up $1.3 million, or 6 percent, from the first half of 2007.  Wealth management revenues for the six months ended June 30, 2008 increased by $545 thousand, or 4 percent, from the same period in 2007.  Wealth management assets under administration totaled $3.924 billion at June 30, 2008, down $90.8 million, or 2 percent, from December 31, 2007 and up $55.9 million, or 1 percent, from June 30, 2007.  The decline in assets under administration in the first six months of 2008 was primarily due to lower valuations in the equity markets.

Noninterest expenses amounted to $18.1 million for the second quarter of 2008, up $294 thousand from the same quarter a year ago.  Included in noninterest expenses in the second quarter of 2007 was $520 thousand representing the cost of the Corporation’s contribution of appreciated equity securities to its charitable foundation.  Washington Trust expects to make its annual contribution to the foundation later this year.  For the six months ended June 30, 2008, noninterest expenses totaled $35.2 million, up $327 thousand, or 1 percent, from the same period in 2007.  Excluding first quarter 2007 debt prepayment penalties and the second quarter 2007 charitable contribution, noninterest expenses for the first six months of 2008 increased $1.9 million, or 6 percent, from the same period in 2007.  Approximately 40 percent of the 2008 increase, on this basis, represents costs attributable to our wealth management business, an increase in FDIC deposit insurance costs and to operating expenses related to a de novo branch opened in June 2007.

Income tax expense amounted to $2.8 million and $5.5 million, respectively, for the three and six months ended June 30, 2008, as compared to $2.5 million and $5.2 million, respectively, for the same periods in 2007.  The Corporation’s effective tax rate for the three and six months ended June 30, 2008 was 31.6% and 31.7%, respectively, as compared to 31.4% for each of the same periods last year.

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Washington Trust
Page Four, July 21, 2008

ASSET QUALITY
Nonperforming assets (nonaccrual loans and property acquired through foreclosure) amounted to $6.2 million, or 0.23% of total assets, at June 30, 2008, compared to $4.3 million, or 0.17% of total assets, at December 31, 2007 and $3.0 million, or 0.12% of total assets, at June 30, 2007.  There were no properties acquired through foreclosure on the balance sheet at June 30, 2008, December 31, 2007 and June 30, 2007.

Nonaccrual loans as a percent of total loans stood at 0.36% at June 30, 2008 compared to 0.27% of total loans at December 31, 2007 and 0.20% of total loans at June 30, 2007.  The increase in nonaccrual loans was largely due to certain commercial loan relationships moving into the non-accruing loan classification.

Total 30 day+ delinquencies amounted to $15.0 million, or 0.88% of total loans, at June 30, 2008, up $8.0 million in the first six months of 2008 and up $5.9 million from the balance a year earlier.  Commercial loans represent $12.4 million, or 83%, of total delinquencies at June 30, 2008.

Washington Trust has never offered a subprime residential loan program.  Total residential mortgage and consumer loan 30 day+ delinquencies increased modestly in the first half of 2008 to $2.6 million, or 0.29% of these loans, at June 30, 2008, compared to $2.3 million, or 0.26%, at December 31, 2007.  Total 90 day+ delinquencies in the residential mortgage portfolio amounted to $408 thousand (two loans) at June 30, 2008.  There were no consumer loans in the 90 day+ delinquency category at June 30, 2008.  Total nonaccrual loans, which include the 90 day+ delinquencies, amounted to $1.1 million and $170 thousand in the residential mortgage and consumer loan categories, respectively, at June 30, 2008.

The Corporation’s loan loss provision charged to earnings amounted to $1.4 million and $1.850 million, respectively, for the three and six months ended June 30, 2008, compared to $300 thousand and $600 thousand for the same periods in 2007.  The provision for loan losses was based on management’s assessment of various factors affecting the loan portfolio, including, among others, growth in the portfolio, ongoing evaluation of credit quality and general economic conditions.  Net charge-offs amounted to $161 thousand and $164 thousand, respectively, for the quarter and first six months of 2008, as compared to net charge-offs of $333 thousand and $167 thousand for the same periods in 2007.

The Corporation will continue to assess the adequacy of its allowance for loan losses in accordance with its established policies.  The allowance for loan losses was $22.0 million, or 1.29% of total loans, at June 30, 2008, compared to $20.3 million, or 1.29% of total loans, at December 31, 2007, and $19.3 million, or 1.30% of total loans, at June 30, 2007.
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Washington Trust
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FINANCIAL CONDITION
Total assets were $2.733 billion at June 30, 2008, up $193.0 million from December 31, 2007.  Total loans grew by $132.0 million, or 8.4 percent, during the first six months of 2008 and amounted to $1.7 billion.  Commercial loans rose by $68.7 million, or 9.5 percent, in the second quarter of 2008 and by $114.7 million, or 16.9 percent, in the first six months of 2008.  Residential loans increased by $30.5 million, or 5.3 percent, in the second quarter of 2008, including purchases of $30.8 million.  On a year to date basis, residential loans increased by $8.7 million, or 1.4 percent.  Consumer loans increased by $7.9 million, or 2.7 percent, in the second quarter of 2008 and by $8.6 million, or 2.9 percent, in the first six months of 2008.  The investment securities portfolio totaled $790.1 million at June 30, 2008, up $38.3 million from December 31, 2007.  This increase includes an increase of $60.9 million in mortgage-backed securities during the second quarter of 2008.  At June 30, 2008, the fair value of mortgage-backed securities amounted to $586.1 million.  All of the Corporation’s mortgage-backed securities are issued by U.S. Government or U.S. Government-sponsored agencies.

Total deposits decreased by $36.7 million in the first six months of 2008.  Excluding brokered certificates of deposit, in-market deposits fell by $20.6 million, or 1.4 percent, from the balance at December 31, 2007.  Runoff occurred in money market and time deposits, while demand deposits and NOW account balances rose by $18.1 million in the first half of 2008.  FHLBB advances totaled $845.3 million at June 30, 2008, up $228.9 million from the balance at December 31, 2007.

Total shareholders’ equity amounted to $186.4 million at June 30, 2008, compared to $186.5 million at December 31, 2007.  Book value per share as of June 30, 2008 and December 31, 2007 amounted to $13.91 and $13.97, respectively.  The Corporation’s capital ratios at June 30, 2008 place the Corporation in the “well-capitalized” category according to regulatory standards.

As previously reported, in April 2008, the Corporation sponsored the creation of Washington Preferred Capital Trust (“Washington Preferred”).  Washington Preferred is a newly formed Delaware statutory trust created for the sole purpose of issuing trust preferred securities and investing the proceeds in junior subordinated debentures of the Corporation.

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Washington Trust
Page Six, July 21, 2008

In April 2008, Washington Preferred issued $10,000,000 of trust preferred securities in a private placement to two institutional investors.  The proceeds of the trust preferred securities, along with the proceeds of $310,000 from the issuance of common securities by Washington Preferred to the Corporation, were used to purchase $10,310,000 of the Corporation's floating rate junior subordinated debentures.  Like the trust preferred securities, the junior subordinated debentures mature in June 2038 and bear interest at a rate equal to the three-month LIBOR rate plus 3.50%.  In April 2008, the Corporation also entered into a five-year interest rate swap contract with a notional amount of $10,000,000.  Under the terms of this contract, Washington Trust will pay a fixed rate of 6.97% and receive a rate equal to three-month LIBOR plus 3.50%.

DIVIDENDS DECLARED
The Board of Directors declared a quarterly dividend of 21 cents per share for the quarter ended June 30, 2008, an increase of one cent per share from the most recent quarterly dividend rate.  The dividend was paid on July 11, 2008 to shareholders of record on June 30, 2008.  This represents the 16th consecutive year with a dividend increase for Washington Trust shareholders.

CONFERENCE CALL
Washington Trust Chairman and Chief Executive Officer John C. Warren, and David V. Devault, Executive Vice President, Secretary, Treasurer, and Chief Financial Officer, will host a conference call on Tuesday, July 22, 2008 at 8:30 a.m. (Eastern Time) to discuss the Corporation’s second quarter results.  This call is being webcast by SNL IR Solutions and can be accessed through the Investor Relations section of the Washington Trust website, www.washtrust.com.  A replay of the call will be posted in this same location on the website shortly after the conclusion of the call.  You may also listen to a replay by dialing (877) 344-7529 and entering Conference ID #: 420625.  The replay will be available until 11:59 p.m. on July 29, 2008.

BACKGROUND
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800.  Washington Trust offers personal banking, business banking and wealth management services through its offices in Rhode Island, Massachusetts and southeastern Connecticut.  Washington Trust Bancorp, Inc.’s common stock trades on the NASDAQ Global Select® under the symbol WASH.  Investor information is available on the Corporation’s web site: www.washtrust.com.

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Washington Trust
Page Seven, July 21, 2008

FORWARD-LOOKING STATEMENTS
This press release contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, including statements regarding our strategy, effectiveness of investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, success of acquisitions, future operations, market position, financial position, and prospects, plans, goals and objectives of management are forward-looking statements.  The actual results, performance or achievements of the Corporation could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in general national or regional economic conditions, reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits, reductions in the market value of wealth management assets under administration, reductions in loan demand, changes in loan collectibility, default and charge-off rates, changes in the size and nature of the Corporation’s competition, changes in legislation or regulation and accounting principles, policies and guidelines, and changes in the assumptions used in making such forward-looking statements.  In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission, may result in these differences.  You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences.  The Corporation assumes no obligation to update forward-looking statements or update the reasons actual results, performance or achievements could differ materially from those provided in the forward-looking statements, except as required by law.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	(unaudited)
(Dollars in thousands)	June 30,	December 31,
	2008	2007
Assets:
Cash and noninterest-bearing balances due from banks	$39,800	$30,817
Interest-bearing balances due from banks	575	1,973
Federal funds sold and securities purchased under resale agreements	4,959	7,600
Other short-term investments	1,236	722
Mortgage loans held for sale	2,711	1,981
Securities available for sale, at fair value;
amortized cost $799,938 in 2008 and $750,583 in 2007	790,064	751,778
Federal Home Loan Bank stock, at cost	42,008	31,725
Loans:
Commercial and other	795,013	680,266
Residential real estate	608,351	599,671
Consumer	302,286	293,715
Total loans	1,705,650	1,573,652
Less allowance for loan losses	21,963	20,277
Net loans	1,683,687	1,553,375
Premises and equipment, net	25,170	25,420
Accrued interest receivable	10,617	11,427
Investment in bank-owned life insurance	42,262	41,363
Goodwill	50,479	50,479
Identifiable intangible assets, net	10,781	11,433
Other assets	28,640	19,847
Total assets	$2,732,989	$2,539,940

Liabilities:
Deposits:
Demand deposits	$187,865	$175,542
NOW accounts	170,733	164,944
Money market accounts	305,860	321,600
Savings accounts	177,490	176,278
Time deposits	767,594	807,841
Total deposits	1,609,542	1,646,205
Dividends payable	2,819	2,677
Federal Home Loan Bank advances	845,291	616,417
Junior subordinated debentures	32,991	22,681
Other borrowings	26,484	32,560
Accrued expenses and other liabilities	29,440	32,887
Total liabilities	2,546,567	2,353,427

Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares;
issued 13,503,876 shares in 2008 and 13,492,110 shares in 2007	844	843
Paid-in capital	34,852	34,874
Retained earnings	160,593	154,647
Accumulated other comprehensive loss	(7,098)	(239)
Treasury stock, at cost; 105,677 shares in 2008 and 137,652 in 2007	(2,769)	(3,612)
Total shareholders’ equity	186,422	186,513
Total liabilities and shareholders’ equity	$2,732,989	$2,539,940

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

(Dollars and shares in thousands, except per share amounts)	(unaudited)
	Three Months		Six Months
Periods ended June 30,	2008	2007	2008	2007
Interest income:
Interest and fees on loans	$24,406	$24,414	$49,376	$48,348
Interest on securities:
Taxable	8,302	7,839	16,718	15,631
Nontaxable	786	759	1,566	1,427
Dividends on corporate stock and Federal Home Loan Bank stock	489	685	1,109	1,403
Other interest income	50	184	190	375
Total interest income	34,033	33,881	68,959	67,184
Interest expense:
Deposits	9,248	13,215	21,147	26,192
Federal Home Loan Bank advances	7,794	5,112	15,093	10,080
Junior subordinated debentures	509	338	847	676
Other interest expense	275	289	589	439
Total interest expense	17,826	18,954	37,676	37,387
Net interest income	16,207	14,927	31,283	29,797
Provision for loan losses	1,400	300	1,850	600
Net interest income after provision for loan losses	14,807	14,627	29,433	29,197
Noninterest income:
Wealth management services:
Trust and investment advisory fees	5,321	5,252	10,663	10,290
Mutual fund fees	1,445	1,352	2,786	2,614
Financial planning, commissions and other service fees	884	889	1,459	1,459
Wealth management services	7,650	7,493	14,908	14,363
Service charges on deposit accounts	1,208	1,220	2,368	2,345
Merchant processing fees	1,914	1,829	3,186	3,033
Income from bank-owned life insurance	453	399	900	790
Net gains on loan sales and commissions on loans originated for others	433	510	924	774
Net (losses) gains on securities	(53)	(700)	(98)	336
Other income	554	372	1,015	730
Total noninterest income	12,159	11,123	23,203	22,371
Noninterest expense:
Salaries and employee benefits	10,411	10,285	20,754	20,097
Net occupancy	1,064	1,038	2,202	2,055
Equipment	977	861	1,921	1,693
Merchant processing costs	1,598	1,558	2,666	2,577
Outsourced services	742	535	1,378	1,054
Advertising and promotion	467	572	853	1,001
Legal, audit and professional fees	430	404	973	854
Amortization of intangibles	326	348	652	716
Debt prepayment penalties	-	-	-	1,067
Other expenses	2,039	2,159	3,797	3,755
Total noninterest expense	18,054	17,760	35,196	34,869
Income before income taxes	8,912	7,990	17,440	16,699
Income tax expense	2,817	2,508	5,529	5,242
Net income	$6,095	$5,482	$11,911	$11,457

Weighted average shares outstanding - basic	13,381.1	13,339.6	13,369.6	13,375.7
Weighted average shares outstanding - diluted	13,567.0	13,616.4	13,550.9	13,667.6
Per share information:
Basic earnings per share	$0.45	$0.41	$0.89	$0.86
Diluted earnings per share	$0.45	$0.40	$0.88	$0.84
Cash dividends declared per share	$0.21	$0.20	$0.41	$0.40

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	At or for the Quarters Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in thousands, except per share amounts)	2008	2008	2007	2007	2007
Financial Data
Total assets	$2,732,989	$2,564,387	$2,539,940	$2,431,762	$2,393,882
Total loans	1,705,650	1,598,582	1,573,652	1,514,493	1,489,174
Total securities	790,064	747,053	751,778	688,709	676,204
Total deposits	1,609,542	1,635,025	1,646,205	1,655,887	1,669,089
Total shareholders’ equity	186,422	191,219	186,513	177,897	171,188
Net income	6,095	5,816	5,787	6,556	5,482

Per Share Data
Basic earnings per share	$0.45	$0.44	$0.43	$0.49	$0.41
Diluted earnings per share	$0.45	$0.43	$0.43	$0.48	$0.40
Dividends declared per share	$0.21	$0.20	$0.20	$0.20	$0.20
Book value per share	$13.91	$14.30	$13.97	$13.33	$12.87
Tangible book value per share	$9.34	$9.70	$9.33	$8.66	$8.61
Market value per share	$19.70	$24.82	$25.23	$26.97	$25.21

Key Ratios
Return on average assets	0.92%	0.90%	0.94%	1.10%	0.92%
Return on average equity	12.88%	12.22%	12.73%	14.99%	12.57%

Capital Ratios
Tier 1 risk-based capital	9.44%	9.23%	9.10%	9.11%	9.40%
Total risk-based capital	10.69%	10.49%	10.39%	10.43%	10.73%
Tier 1 leverage ratio	6.32%	5.93%	6.09%	6.11%	6.16%

Average Yields (taxable equivalent basis)
Assets
Residential real estate loans	5.55%	5.55%	5.41%	5.35%	5.31%
Commercial and other loans	6.51%	6.95%	7.39%	7.62%	7.64%
Consumer loans	5.48%	6.18%	6.74%	7.01%	6.98%
Total loans	5.98%	6.28%	6.51%	6.62%	6.59%
Short-term investments, federal funds sold
and other	1.64%	2.69%	4.72%	5.10%	4.36%
Taxable debt securities	4.86%	5.06%	5.19%	5.16%	5.17%
Nontaxable debt securities	5.67%	5.68%	5.59%	5.61%	5.65%
Corporate stocks and FHLBB stock	4.46%	5.89%	7.00%	7.03%	7.15%
Total securities	4.87%	5.11%	5.33%	5.31%	5.32%
Total interest-earning assets	5.60%	5.89%	6.12%	6.20%	6.16%
Liabilities
NOW accounts	0.19%	0.19%	0.20%	0.17%	0.15%
Money market accounts	1.79%	3.13%	3.93%	3.90%	3.92%
Savings accounts	0.50%	1.00%	1.32%	1.32%	1.35%
Time deposits	3.88%	4.38%	4.55%	4.60%	4.61%
FHLBB advances	4.15%	4.37%	4.56%	4.44%	4.35%
Junior subordinated debentures	6.34%	5.99%	5.91%	5.91%	5.98%
Other	4.60%	4.32%	4.36%	4.47%	4.51%
Total interest-bearing liabilities	3.18%	3.63%	3.85%	3.78%	3.77%

Interest rate spread (taxable equivalent basis)	2.42%	2.26%	2.27%	2.42%	2.39%
Net interest margin (taxable equivalent basis)	2.71%	2.59%	2.65%	2.81%	2.76%

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

		At or for the Quarters Ended
		June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	(Dollars in thousands)	2008	2008	2007	2007	2007
	Wealth Management Assets Under Administration
	Balance at beginning of period	$3,878,746	$4,014,352	$4,025,877	$3,867,674	$3,715,987
	Net investment (depreciation) appreciation & income	10,420	(201,915)	(11,751)	122,424	113,656
	Net customer cash flows	34,429	66,309	226	35,779	38,031
	Balance at end of period	$3,923,595	$3,878,746	$4,014,352	$4,025,877	$3,867,674

	Period End Balances
	Loans
Commercial:	Mortgages	$361,623	$309,684	$278,821	$276,995	$265,560
	Construction and development	60,606	62,489	60,361	48,899	43,755
	Other	372,784	354,142	341,084	324,129	313,673
	Total commercial	795,013	726,315	680,266	650,023	622,988
Residential:	Mortgages	593,995	565,031	588,628	566,776	572,321
	Homeowner construction	14,356	12,861	11,043	12,040	11,071
	Total residential real estate	608,351	577,892	599,671	578,816	583,392
Consumer:	Home equity lines	152,339	146,471	144,429	139,732	139,256
	Home equity loans	94,316	96,883	99,827	99,798	97,253
	Other	55,631	51,021	49,459	46,124	46,285
	Total consumer	302,286	294,375	293,715	285,654	282,794
	Total loans	$1,705,650	$1,598,582	$1,573,652	$1,514,493	$1,489,174
	Deposits
	Demand deposits	$187,865	$165,822	$175,542	$182,830	$177,210
	NOW accounts	170,733	174,146	164,944	172,378	174,715
	Money market accounts	305,860	327,562	321,600	312,257	290,046
	Savings accounts	177,490	177,110	176,278	189,157	196,105
	Time deposits	767,594	790,385	807,841	799,265	831,013
	Total deposits	$1,609,542	$1,635,025	$1,646,205	$1,655,887	$1,669,089

	Brokered deposits included in time deposits	$113,725	$126,972	$129,798	$130,017	$159,297

	Securities Available for Sale		Amortized	Unrealized	Unrealized	Fair
	(Dollars in thousands)		Cost	Gains	Losses	Value
	At June 30, 2008
	U.S. Treasury obligations and obligations of U.S.
	government-sponsored agencies		$82,002	$2,448	$–	$84,450
	Mortgage-backed securities issued by U.S.
	government and government-sponsored agencies		588,967	2,445	(5,298)	586,114
	States and political subdivisions		81,645	81	(1,465)	80,261
	Trust preferred securities		37,985	–	(7,627)	30,358
	Corporate bonds		1,746	–	(13)	1,733
	Common and preferred stocks		7,593	337	(782)	7,148
	Total securities available for sale		$799,938	$5,311	$(15,185)	$790,064

	At December 31, 2007
	U.S. Treasury obligations and obligations of U.S.
	government-sponsored agencies		$136,721	$2,888	$(10)	$139,599
	Mortgage-backed securities issued by U.S.
	government and government-sponsored agencies		469,197	2,899	(2,708)	469,388
	States and political subdivisions		80,634	499	(239)	80,894
	Trust preferred securities		37,995	–	(3,541)	34,454
	Corporate bonds		13,940	161	–	14,101
	Common and preferred stocks		12,096	2,974	(1,728)	13,342
	Total securities available for sale		$750,583	$9,421	$(8,226)	$751,778

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	At or for the Quarters Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in thousands)	2008	2008	2007	2007	2007
Asset Quality Data
Allowance for Loan Losses
Balance at beginning of period	$20,724	$20,277	$19,472	$19,327	$19,360
Provision charged to earnings	1,400	450	1,000	300	300
Charge-offs	(219)	(106)	(225)	(182)	(346)
Recoveries	58	103	30	27	13
Balance at end of period	$21,963	$20,724	$20,277	$19,472	$19,327

Past Due Loans
Loans 30–59 Days Past Due
Commercial categories	$6,682	$2,240	$1,450	$726	$5,123
Residential mortgages	1,624	475	1,620	2,744	883
Consumer loans	476	43	73	282	92
Loans 30–59 days past due	$8,782	$2,758	$3,143	$3,752	$6,098

Loans 60–89 Days Past Due
Commercial categories	$2,091	$3,715	$1,313	$166	$443
Residential mortgages	1	344	39	220	512
Consumer loans	87	22	38	–	–
Loans 60-89 days past due	$2,179	$4,081	$1,390	$386	$955

Loans 90 Days or more Past Due
Commercial categories	$3,625	$3,088	$1,963	$1,347	$1,658
Residential mortgages	408	441	441	302	302
Consumer loans	–	36	86	76	53
Loans 90 days or more past due	$4,033	$3,565	$2,490	$1,725	$2,013

Total Past Due Loans
Commercial categories	$12,398	$9,043	$4,726	$2,239	$7,224
Residential mortgages	2,033	1,260	2,100	3,266	1,697
Consumer loans	563	101	197	358	145
Total past due loans	$14,994	$10,404	$7,023	$5,863	$9,066

Nonperforming Assets
Commercial mortgages	$1,991	$1,300	$1,094	$1,099	$1,385
Commercial construction and development	–	–	–	–	–
Other commercial	2,948	3,081	1,781	581	645
Residential real estate	1,072	1,111	1,158	731	698
Consumer	170	208	271	262	241
Total nonaccrual loans	$6,181	$5,700	$4,304	$2,673	$2,969
Other real estate owned, net	–	–	-	-	-
Total nonperforming assets	$6,181	$5,700	$4,304	$2,673	$2,969

Total past due loans to total loans	0.88%	0.65%	0.45%	0.39%	0.61%
Nonperforming assets to total assets	0.23%	0.22%	0.17%	0.11%	0.12%
Nonaccrual loans to total loans	0.36%	0.36%	0.27%	0.18%	0.20%
Allowance for loan losses to nonaccrual loans	355.33%	363.58%	471.12%	728.47%	650.96%
Allowance for loan losses to total loans	1.29%	1.30%	1.29%	1.29%	1.30%

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)

	Six Months Ended
	June 30,	June 30,
(Dollars and shares in thousands, except per share amounts)	2008	2007

Operating Results
Net interest income	$31,283	$29,797
Provision for loan losses	1,850	600
Net (losses) gains on securities	(98)	336
Other noninterest income	23,301	22,035
Noninterest expenses	35,196	34,869
Income tax expense	5,529	5,242
Net income	11,911	11,457

Basic earnings per share	$0.89	$0.86
Diluted earnings per share	$0.88	$0.84
Dividends declared per share	$0.41	$0.40

Weighted average shares outstanding - basic	13,369.6	13,375.7
Weighted average shares outstanding - diluted	13,550.9	13,667.6
Shares outstanding at end of period	13,398.2	13,305.1

Key Ratios
Return on average assets	0.91%	0.96%
Return on average equity	12.55%	13.12%
Interest rate spread (taxable equivalent basis)	2.34%	2.43%
Net interest margin (taxable equivalent basis)	2.65%	2.79%

Allowance for Loan Losses
Balance at beginning of period	$20,277	$18,894
Provision charged to earnings	1,850	600
Charge-offs	(326)	(370)
Recoveries	162	203
Balance at end of period	$21,963	$19,327

Net charge-offs to average loans	.01%	.01%

Wealth Management Assets Under Administration
Balance at beginning of period	$4,014,352	$3,609,180
Net investment (depreciation) appreciation and income	(191,495)	161,725
Net customer cash flows	100,738	96,769
Balance at end of period	$3,923,595	$3,867,674

The following tables present average balance and interest rate information.  Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate.  For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency.  Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations.  Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Three months ended June 30,	2008			2007
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Residential real estate loans	$598,274	$8,257	5.55%	$590,226	$7,812	5.31%
Commercial and other loans	749,468	12,135	6.51%	615,606	11,730	7.64%
Consumer loans	297,802	4,059	5.48%	282,408	4,911	6.98%
Total loans	1,645,544	24,451	5.98%	1,488,240	24,453	6.59%
Short-term investments, federal
funds sold and other	12,214	50	1.64%	16,951	184	4.36%
Taxable debt securities	687,461	8,302	4.86%	608,223	7,839	5.17%
Nontaxable debt securities	81,649	1,152	5.67%	78,964	1,112	5.65%
Corporate stocks and FHLBB stock	49,169	546	4.46%	42,806	763	7.15%
Total securities	830,493	10,050	4.87%	746,944	9,898	5.32%
Total interest-earning assets	2,476,037	34,501	5.60%	2,235,184	34,351	6.16%
Non interest-earning assets	165,806			158,903
Total assets	$2,641,843			$2,394,087
Liabilities and Shareholders’ Equity
NOW accounts	$167,755	$81	0.19%	$168,742	$64	0.15%
Money market accounts	315,075	1,399	1.79%	293,245	2,869	3.92%
Savings accounts	174,897	218	0.50%	196,647	661	1.35%
Time deposits	782,825	7,550	3.88%	837,223	9,621	4.61%
FHLBB advances	755,455	7,794	4.15%	471,026	5,112	4.35%
Junior subordinated debentures	32,311	509	6.34%	22,681	338	5.98%
Other	24,016	275	4.60%	25,764	289	4.51%
Total interest-bearing liabilities	2,252,334	17,826	3.18%	2,015,328	18,954	3.77%
Demand deposits	171,613			173,473
Other liabilities	28,607			30,852
Shareholders’ equity	189,289			174,434
Total liabilities and shareholders’ equity	$2,641,843			$2,394,087
Net interest income (FTE)		$16,675			$15,397
Interest rate spread			2.42%			2.39%
Net interest margin			2.71%			2.76%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Three months ended June 30,	2008	2007
Commercial and other loans	$45	$39
Nontaxable debt securities	366	353
Corporate stocks	57	78
Total	$468	$470

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

Six months ended June 30,	2008			2007
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Residential real estate loans	$599,919	$16,554	5.55%	$591,138	$15,585	5.32%
Commercial and other loans	728,270	24,356	6.73%	601,425	23,102	7.75%
Consumer loans	295,301	8,556	5.83%	281,992	9,736	6.96%
Total loans	1,623,490	49,466	6.13%	1,474,555	48,423	6.62%
Short-term investments, federal
funds sold and other	16,600	190	2.30%	15,231	375	4.97%
Taxable debt securities	678,081	16,718	4.96%	615,562	15,631	5.12%
Nontaxable debt securities	81,337	2,295	5.67%	74,332	2,090	5.67%
Corporate stocks and FHLBB stock	48,014	1,232	5.16%	43,136	1,563	7.30%
Total securities	824,032	20,435	4.99%	748,261	19,659	5.30%
Total interest-earning assets	2,447,522	69,901	5.74%	2,222,816	68,082	6.18%
Non interest-earning assets	167,258			164,934
Total assets	$2,614,780			$2,387,750
Liabilities and Shareholders’ Equity
NOW accounts	$165,132	$159	0.19%	$169,206	$132	0.16%
Money market accounts	321,476	3,951	2.47%	293,613	5,680	3.90%
Savings accounts	174,815	650	0.75%	201,086	1,371	1.38%
Time deposits	797,296	16,387	4.13%	834,870	19,009	4.59%
FHLBB advances	713,786	15,093	4.25%	469,246	10,080	4.33%
Junior subordinated debentures	27,496	847	6.20%	22,681	676	6.01%
Other	26,631	589	4.45%	19,316	439	4.58%
Total interest-bearing liabilities	2,226,632	37,676	3.40%	2,010,018	37,387	3.75%
Demand deposits	168,773			172,232
Other liabilities	29,571			30,786
Shareholders’ equity	189,804			174,714
Total liabilities and shareholders’ equity	$2,614,780			$2,387,750
Net interest income (FTE)		$32,225			$30,695
Interest rate spread			2.34%			2.43%
Net interest margin			2.65%			2.79%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)

Six months ended June 30,	2008	2007
Commercial and other loans	$90	$75
Nontaxable debt securities	729	663
Corporate stocks	123	160
Total	$942	$898